Exhibit 10.42

AGREEMENT OF PURCHASE AND SALE OF MEMBERSHIP INTERESTS

This AGREEMENT OF PURCHASE AND SALE OF MEMBERSHIP INTERESTS (this "Agreement") is made as of the 1st day of November, 2008 (the "Effective Date") by and between CHESAPEAKE CUSTOM HOMES, L.L.C., a Maryland limited liability company (the "Seller") and OLD LINE BANCSHARES, INC., a Maryland corporation (the "Purchaser").

Explanatory Statement

A.           Seller is the owner of twelve and one-half percent (12.5%) of the Member Interest and rights (collectively hereinafter referred to as "Membership Interest" and as defined in the Company's Operating Agreement, as amended) in Pointer Ridge Office Investment, LLC, a Maryland limited liability company (the "Company").

B.            Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, an twelve and one-half percent (12.5%) Membership Interest and Percentage of Membership Interest (as defined in the Company's Operating Agreement, as amended) in the Company from the Seller's Membership Interest.

C.           The parties desire to set forth in this Agreement the terms and conditions for such sale.

D.           Capitalized terms used in this Agreement, including but not limited to the terms "Member" and "Interest" not otherwise defined when first used shall have the meanings defined in the Maryland Limited Liability Company Act set forth in Title 4A of the Corporations and Associations Articles of the Annotated Code of Maryland (the "Act").

NOW, THEREFORE, in consideration of the provisions of the Explanatory Statement (which shall constitute a substantive part of this Agreement) and TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties prior to the execution and delivery hereof, the parties hereto hereby agree as follows:

1.           Purchase and Sale.  Seller agrees to sell and assign to the Purchaser and Purchaser agrees to purchase from the Seller, upon the terms and conditions hereinafter set forth, all of Seller's twelve and one-half percent (12.5%) Membership Interest (as defined in the Company's Operating

Agreement, as amended) and Percentage of Membership Interest (as defined in the Company's Operating Agreement, as amended) from the Seller's Membership Interest (the "Transferred 12.5% Interest and Percentage").

2.           Purchase Price.  The total purchase price ("Purchase Price") for the Transferred 12.5% Interest and Percentage is Two Hundred five Thousand ($205,000.00) Dollars.

3.           Seller's Warranties and Representations.  Seller, to the best of its knowledge, warrants and represents to the Purchaser, as of the date hereof and as of the Closing Date, and acknowledges that the Purchaser has relied thereon that:

i.           The Seller is the owner and holder absolutely of the Membership Interest and has good and marketable title to the Membership Interest free and clear of any and all security interests, agreements, restrictions, conditions, equitable interests, claims, adverse claims, options, charges, liens, pledges, rights of first refusal (due to a waiver agreed upon by the Members of the Company), and other encumbrances of any nature or kind whatsoever including, but not limited to, any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. Seller does not directly or indirectly own of record or beneficially or have any direct or indirect interest in any other securities [as defined in the federal Securities Act of 1933 (the "Act") and hereinafter referred to as "Securities"] or any indebtedness of the Company.

ii.           The Transferred 12.5% Interest and Percentage constitutes a twelve and one-half percent (12.5%) Member Interest in the Company.

iii.           The Seller has not filed, voluntarily or involuntarily, for bankruptcy relief under the United States Bankruptcy Code or any state insolvency statute.

iv.           Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or to Seller's knowledge will result in a violation of any applicable law, order, rule or regulation or any governmental authority.  There is no action, suit, proceeding or investigation pending or, to Seller's knowledge, threatened, which would prevent any action contemplated by this Agreement or which questions the validity or enforceability of the transaction contemplated by this Agreement or any action taken pursuant hereto.  No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement and compliance with the provisions hereof and the consummation of the transactions contemplated hereby.

v.           The Seller has the full, absolute and unrestricted right, power and authority to execute, acknowledge, seal and deliver this Agreement and to perform the transactions contemplated by this Agreement.

vi.           Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended.

vii.           This Agreement (including the Exhibits) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to the Seller which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement.

The representations and warranties contained in this Section 3(i) through 3(vii) shall survive Closing for a period of one (1) year.  The representations and warranties of Seller shall be true and correct as of the Effective Date and as of the Closing Date.

4.           Purchaser’s Warranties and Representations.  Purchaser, warrants and represents to the Seller, as of the date hereof and as of the Closing Date, and acknowledges that the Purchaser has relied thereon that:

i.           It is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Maryland.

ii.           The persons executing this Agreement and all instruments in connection therewith are, or at the appropriate time will be, duly authorized to execute such instruments on behalf of Purchaser and to bind Purchaser.

The representations and warranties contained in this Paragraph 4(i) and 4(ii) shall survive Closing.  The representations and warranties of Purchaser shall be true and correct as of the Effective Date and as of the Closing Date.

5.           Conditions Precedent.

i.           Conditions Precedent to Purchaser's Obligations.  The obligation of Purchaser under this Agreement to purchase the Transferred 12.5% Interest and Percentage is subject to the fulfillment by Seller or waiver by Purchaser of the following:

a.           On the Closing Date, the Seller shall have delivered those documents required of Seller under this Agreement.

b.           On the Closing Date, the Seller must execute and deliver to the Purchaser (and all other parties to the same must execute) a Third Amendment to Operating Agreement in the form attached hereto as Exhibit 2.

ii.           Conditions Precedent to Seller's Obligations.  The obligation of Seller under this Agreement to sell the Transferred 12.5% Interest and Percentage and to go to Closing hereunder is subject to the fulfillment by Purchaser or waiver by Seller of the following:

a.           Delivery to the Seller of the Purchase Price, the Closing costs and any other monies and documents required to be paid, executed or provided by the Purchaser hereunder.

b.           On the Closing Date, the Purchaser must execute and deliver (and all other parties to the same must execute) to the Purchaser a Third Amendment to Operating Agreement in the form attached hereto as Exhibit 2.

6.           Time and Expenses of Closing.

i.           The Closing hereunder shall take place promptly after this Agreement is executed by all of the parties (the "Closing Date").  On the Closing Date, the Seller will execute and deliver to the Purchaser (and Purchaser shall execute) an Assignment of Membership Interest and Percentage in the form attached hereto as Exhibit 1.   On the Closing Date, both parties shall deliver an executed original Third Amendment to Operating Agreement (and shall cause the other parties to the same to execute and deliver) in the form attached hereto as Exhibit 2.

ii.            On the Closing Date and from time to time after the Closing Date, the Seller shall execute such other and further documents as may be reasonably necessary or required in order to consummate Closing in accordance with the provisions of this Agreement, including standard title company questionnaires and affidavits and closing statements.

iii.           Seller and Purchaser assume and contemplate that no realty transfer or recordation taxes fees shall be due or payable either to the State of Maryland, any county of the State of Maryland, or to any other governmental authority by reason of this transaction.  Notwithstanding such assumption, however, in the event that either Seller or Purchaser shall be required to pay to any governmental authority a transfer tax or recordation tax or fee as a result of this transaction, the parties shall pay all of such taxes or fees and any interest and penalties accruing thereon in equal portions (50/50).

7.           Termination; Default; Remedies.

i.           If the Seller fails to consummate the Closing of this Agreement when required to do so in accordance with the terms of this Agreement, which default by the Seller shall remain uncured for a period of fifteen (15) Business Days after written notice by the Purchaser to the Seller, the Purchaser shall be entitled, as its sole remedy, to enforce specific performance of this Agreement.

ii.           If Purchaser fails to consummate the Closing of this Agreement when required to do so in accordance with the terms of this Agreement, which default shall remain uncured for a period of fifteen (15) Business Days after written notice by the Seller to the Purchaser, the Seller shall be entitled, as its sole remedy, to enforce specific performance of this Agreement.

iii.           The provisions of paragraph 7(i) and (ii) shall govern and control with respect to a default by a party to this Agreement in failing to Close but shall not be deemed a limitation of the rights of Seller or Purchaser subsequent to the Closing Date based on a default by the other party which rights and remedies shall be without limitation.

8.           Notices. All notices, demands and requests and other communications required or permitted hereunder shall be in writing, and shall be deemed received by the party to whom such notice is directed (i) if by hand-delivered, the date of delivery; (ii)  if sent by facsimile, on the date of transmission provided that the machine sending any notice by facsimile must generate a confirmation of transmission contemporaneously with the sending of such notice and a copy of such notice must also be sent on the same day by one of the other means specified in this paragraph 8; or (iii) if sent by private overnight express carrier, such as Federal Express, on the first Business Day after the deposit of same with such private overnight express carrier sent for next Business Day delivery, addressed to the parties and their facsimile numbers as follows:

If to Seller:
Chesapeake Custom Homes, LLC
c/o Greg Wilby, General Manager
1525 Pointer Ridge Place, Suite 301
Bowie, Maryland 20716
Fax No.: (301) 218-2208

With a Copy to:
Darin S. Levine, Esquire
Tenenbaum & Saas, P.C.
4504 Walsh Street

Suite 200
Chevy Chase, Maryland 20815
Fax No. 301-961-5305

If to Purchaser:
Old Line Bancshares, Inc.
c/o James W. Cornelsen, President
1525 Pointer Ridge Place
Bowie MD 20716

Each party may change their address for notice purposes by a notice sent in accordance with the provisions this paragraph 8. No notice shall be deemed sent or effective unless a copy such notice is also sent to any person or entity designated to receive a copy.

9.           Complete Agreement.  This Agreement embodies the complete agreement between the parties hereto and cannot be varied or modified except by the written agreement of the parties.

10.           Parties Bound.  This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.  This Agreement may be assigned by the Purchaser.

11.           Survival of Representations and Warranties.  The representations, provisions and warranties set forth in this Agreement shall survive Closing hereunder for a period of one (1) year and shall not be merged in the Assignment of the Membership Interest and Percentage by the Seller to the Purchaser.

12.           Commissions. Each party warrants to each other that no realtor or third party has been the procuring cause of this Agreement or is entitled to the receipt of any commission or payment of money as a result of the execution of this Agreement.  Each party agrees to indemnify and hold harmless the other from and against any and all loss, cost, damage or expense, including reasonable attorney fees, as a result of any claims made for a fee or commission from any party as a result of any action by one of the parties to this Agreement.

13.           Governing Law.  This Agreement is to be governed by and construed in accordance with the laws of the State of Maryland.

14.           Indemnification of Purchaser.  The Seller agrees to indemnify and hold harmless the Purchaser from and against any and all actual losses, damages, liabilities, obligations, costs and expenses of any kind and nature whatsoever, including, without limitation, interest, penalties, court costs and reasonable attorneys’ fees and expenses (collectively “Damages”) suffered by, imposed upon or incurred by the Purchaser by reason of or arising out of any misrepresentation or breach of any representation, warranty, obligation, agreement or covenant made by the Seller in this Agreement.

15.           Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties, and their and each of their respective successors and assigns.

16.           Date of Performance.  As used in this Agreement, the term "Business Day" shall mean any day which is not a Saturday, Sunday, Maryland State or Federal holiday. If the date of any act, notice, or other matter contained within this Agreement shall fall on day which is not a Business Day (the "Performance Date"), the Performance Date shall automatically be extended to the first day thereafter which is a Business Day.

17.           Litigation.  The parties agree that in the event of any litigation between the parties pertaining to this Agreement, the party prevailing in such litigation (as determined by the Judge or tribunal hearing such litigation) shall be entitled to receive from the non-prevailing party reasonable attorney fees and costs of litigation.

18.           Fair Construction.  The parties hereby agree that they have had the opportunity to be represented by counsel in connection with this transaction and that this Agreement shall be interpreted (if any interpretation be required) according to its fair meaning and shall not be construed against either party as the draftsman hereof.

19.           Miscellaneous.  Whenever used herein and as the context so requires, the singular shall include the plural, and any gender shall include all genders and the neuter.  Captions to this Agreement are intended for the convenience of the parties only and shall not be deemed to reflect any substitutive meaning to this Agreement.

20.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one and the same document.

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IN WITNESS WHEREOF, the parties have set their hands and seals as of the year and day below written.

SELLER:

CHESAPEAKE CUSTOM HOMES L.L.C.,
a Maryland limited liability company

By: ______________________________(SEAL)
Greg S. Wilby, General Manager

PURCHASER:

OLD LINE BANCSHARES, INC.,
a Maryland corporation

By: ______________________________(SEAL)
James W. Cornelsen,
President

Exhibit 1

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST AND PERCENTAGE

Exhibit 2

FORM OF THIRD AMENDMENT TO OPERATING AGREEMENT